     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000
                                                   REGISTRATION NO.
                                                                   -------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           MINNESOTA                                   41-1356476
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

       6000 NATHAN LANE NORTH
       MINNEAPOLIS, MINNESOTA                            55442
(Address of Principal Executive Offices)               (Zip Code)

                           401 (k) SALARY SAVINGS PLAN
                            (Full Title of the Plan)

                                GREGORY T. BARNUM
                             CHIEF FINANCIAL OFFICER
                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                             6000 NATHAN LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55442
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (763) 268-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

========================= ==================== ======================= ========================= =====================
                                                      PROPOSED                 PROPOSED
  TITLE OF SECURITIES         AMOUNT TO BE         MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
    TO BE REGISTERED         REGISTERED (1)      PRICE PER SHARE (2)       OFFERING PRICE (2)       REGISTRATION FEE
------------------------- -------------------- ----------------------- ------------------------- ---------------------
Common Stock,
par value $0.01
per share (including
preferred share
purchase rights)          800,000 shares              $ 17.54                $ 14,032,000               $3,705
------------------------- -------------------- ----------------------- ------------------------- ---------------------
Interests in the
401(k) Plan                  Indeterminate              N/A                      N/A                      N/A
========================= ==================== ======================= ========================= =====================

(1) This Registration Statement relates to an additional 800,000 shares of common stock to be registered pursuant to the 401(K) Salary Savings Plan, for which shares have previously been registered pursuant to the Registrant's Registration Statement Nos. 333-88209 and 33-42750. The shares registered pursuant to this Registration Statement are purchased in the open market. Accordingly, the number of shares being registered are an estimate.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the NASDAQ National Market System on August 23, 2000. No fee is paid for the interests in the employee benefit plan described herein pursuant to Rule 457 (h).

(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

            INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8


1.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the Registrant's Registration Statement Nos. 333-88209 and 33-42750 are incorporated in this Registration Statement by reference.

2.   EXHIBITS

     The Exhibit Index immediately preceding the Exhibits is incorporated herein by reference. The Company will submit or has submitted the 401(K) Salary Savings Plan (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes by the IRS in order to qualify the Plan. In addition, the shares registered pursuant to this Registration Statement are purchased in the open market and are not original issuance securities. Accordingly, in accordance with Item 8 of Form S-8, the Exhibits do not include an opinion regarding legality.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 23, 2000.

                               COMPUTER NETWORK TECHNOLOGY CORPORATION

                               By:  /s/ Gregory T. Barnum
                                    --------------------------------------------
                                    Gregory T. Barnum, Chief Financial Officer

         Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                          TITLE                               DATE

/s/ Thomas G. Hudson
-----------------------------------------------
Thomas G. Hudson                                     Chairman, President and Chief                  August 23, 2000
                                                     Executive Officer (Principal
                                                     Executive Officer) and Director

/s/ Gregory T. Barnum
-----------------------------------------------
Gregory T. Barnum                                    Chief Financial Officer (Principal             August 23, 2000
                                                     Financial Officer)

/s/ Jeffrey A. Bertelsen
-----------------------------------------------
Jeffrey A. Bertelsen                                 Corporate Controller and Treasurer             August 23, 2000
                                                     (Principal Accounting Officer)

/s/ Patrick W. Gross
-----------------------------------------------
Patrick W. Gross                                     Director                                       August 23, 2000

/s/ Erwin A. Kelen
-----------------------------------------------
Erwin A. Kelen                                       Director                                       August 23, 2000

-----------------------------------------------
Lawrence Perlman                                     Director                                       August 23, 2000

/s/ John A. Rollwagen
-----------------------------------------------
John A. Rollwagen                                    Director                                       August 23, 2000

Pursuant to the requirements of the Securities Act of 1933, the trustees ( or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on August 23, 2000.


                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                           401(K) SALARY SAVINGS PLAN

                     BY:   COMPUTER NETWORK TECHNOLOGY CORPORATION
                               PLAN ADMINISTRATOR

                     BY: /s/ Gregory T. Barnum
                         ---------------------
                     Name:  Gregory T. Barnum
                     Title: Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit                                                                                                            Page


 23.1      Consent of Grant Thornton LLP....................................................................Electronically Filed

 23.2      Consent of KPMG LLP..............................................................................Electronically Filed

 24.1 Power of Attorney authorizing Gregory T. Barnum to sign and file all amendments and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby on behalf of the directors and officers of the Company (included as part of the signature page of this Registration Statement).

 99.1 401(K) Salary Savings Plan ( Incorporated by reference to Exhibit 10B to Form S-3 Registration Statement No. 333-80841).

